UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 27, 2009

BROOKLYN FEDERAL BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	000-51208	20-2659598
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
81 Court Street Brooklyn, NY	11201
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:   (718) 855-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            Effective December 27, 2009, the boards of directors of BFS Bancorp, MHC, Brooklyn Federal Bancorp, Inc. (the “Company”), and Brooklyn Federal Savings Bank (the “Bank”), adopted amendments to their respective bylaws.

            In the case of BFS Bancorp, MHC, the amendments provide that notice of a special meeting of the board of directors may be given electronically and revise the eligibility requirements for advisory directors.

            In the case of the Company and the Bank, the amendments provide that any member of the board of directors may preside at annual or special meetings of shareholder, provide for the election of a vice chairman of the board, provide that notice of a special meeting of the board of directors may be given electronically, and provide for a revision to the eligibility requirement for advisory directors.

            The remaining terms of these bylaws remain unchanged.  The amended bylaws of the Company are attached to this current report as Exhibit 3.2, which is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description
3.2	Bylaws of Brooklyn Federal Bancorp, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN FEDERAL BANCORP, INC.
DATE: December 30, 2009	By: _/s/ Ralph Walther____________
Ralph Walther
Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed as part of this report:

Exhibit No.	Description
3.2	Bylaws of Brooklyn Federal Bancorp, Inc.